UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2010

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

David L. Bere, President and Chief Strategy Officer of Dollar General Corporation (the “Company”), will cease employment with the Company effective as of the close of business on January 29, 2010. Mr. Bere will receive payments and benefits as set forth in his employment agreement with the Company, as amended by a separation agreement with the Company entered into on January 11, 2010, summarized below, subject to his execution of a release in the form attached as an exhibit to the separation agreement:

•

A lump sum amount representing two times his (i) base salary at the annual rate in effect on January 29, 2010 and (ii) target bonus in effect on January 29, 2010;

•

A lump sum amount equal to the actual bonus that he would have been due, if any, under the Company’s bonus plan in respect of the fiscal year ending January 29, 2010 had he remained employed with the Company through the date on which any bonus plan payments are made, calculated and paid at the same time as bonus payments are calculated for the Company’s senior executives; and

•

A lump sum amount representing two times the Company’s annual contribution for his participation in the Company’s medical, dental and vision benefits program.

The separation agreement also amends the terms of the Company’s management stockholder’s agreement with Mr. Bere (the “MSA”) so that the Company’s call rights under the MSA are terminated effective as of January 11, 2010.  In addition, the Company agreed to waive the transfer restrictions set forth in the MSA upon the expiration of the underwriter lock-up period in connection with the Company’s recent initial public offering.

The foregoing description of the separation agreement is a summary and is qualified in its entirety by reference to the full text of the agreement which is attached as Exhibit 99.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial statements of businesses acquired.  N/A

(b)

Pro forma financial information.  N/A

(c)

Shell company transactions.  N/A

(d)

Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2010	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99	Separation Agreement, dated as of January 11, 2010, between David L. Bere and Dollar General Corporation

3